AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") made and entered into as of this 1st day of October, 1997 by and among NAL FINANCIAL GROUP INC., a Delaware corporation (the "Company"), BENEFICIAL STANDARD LIFE INSURANCE COMPANY ("BSLIC"), GREAT AMERICAN RESERVE INSURANCE COMPANY ("GARCO") and CIHC, INC. ("CONSECO"), amends that certain Registration Rights Agreement, dated April 23, 1996, by and among the Company, BSLIC and GARCO (the "Registration Rights Agreement").

     WHEREAS, the Company has created a class of authorized Preferred Stock, $.01 par value, of the Company designated "Series A Preferred Stock," the shares of which have voting powers, preferences and other specials rights as more fully set forth in the Certificate of Designation of Series A Preferred Stock of NAL Financial Group Inc., of even date herewith (the "Certificate of Designation");

     WHEREAS, the shares of Series A Preferred Stock (the "Series A Shares") are convertible into shares of the Company's Common Stock in accordance with the provisions of the Certificate of Designation;

     WHEREAS, the holders of the Series A Shares may elect, in accordance with the provisions of the Certificate of Designation, to receive dividend payments thereon in the form of shares of the Company's Common Stock; and

     WHEREAS, the parties hereto desire to amend the Registration Rights Agreement to add the holder of the Series A Shares as a Holder and to provide that any shares of Common Stock received by such Holder upon either the conversion of Series A Shares or as a dividend payment on Series A Shares shall be subject to registration rights identical to those afforded Registrable Securities (as such term is defined in the Registration Rights Agreement) in the Registration Rights Agreement.

     NOW, THEREFORE, for and in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:


     1. The definition of the term "Common Stock" set forth in the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

        "Common Stock" means any outstanding shares of Common Stock of the Company, as well as any shares of Common Stock of the Company issuable either
(i) upon the conversion of the Debentures or Series A Shares, or (ii) as a dividend payment on the Series A Shares.

     2. The definition of the term "Holders" set forth in the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

        "Holders" means CIHC, Incorporated for so long as (and to the extent that) they own any Registrable Securities, and each of their successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.


     3. The definition of the term "Registrable Security(ies)" set forth in the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

        "Registrable Security(ies)" means all or any portions of any shares of Common Stock or other equity securities of the Company that may be issued upon the conversion of, or as a dividend payment on, the Series A Shares, or upon the conversion of, or in exchange for, the Debentures, and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act and are not subject to any limitations on the amount of sales under Rule 144 or (iii) when such securities shall have ceased to be Outstanding and, in the case of clause (ii), the Company shall, if requested by the Holder or Holders thereof, have delivered to such Holder or Holders the written opinion of independent counsel to the Company to such effect. Any time this Agreement requires the vote or consent of the Holders of a "majority" or other stated percentage of the Registrable Securities, the term Registrable Securities shall, solely for purposes of calculating such vote, be deemed to include only the Registrable Securities then issuable under the Debentures, the Series A Preferred Shares, and any other securities exercisable or exchangeable for, or convertible into, Registrable Securities.


     4. A definition of the term "Series A Shares" shall be added to Article 1 of the Registration Rights Agreement to read as follows:

        "Series A Shares" means shares of the Company's preferred stock designated as "Series A Preferred Stock," which have voting powers, preferences and other specials rights as more fully set forth in the Certificate of Designation of Series A Preferred Stock of NAL Financial Group Inc., dated as of October 1, 1997.


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

     5. The notice address for Stephen M. Cohen, Esquire set forth in Article 10(d) of the Registration Rights Agreement is hereby amended to read as follows:

               Stephen M. Cohen, Esquire
               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center, 14th Floor
               1835 Market Street
               Philadelphia, PA  19103


     6. The Notice Schedule attached to the Registration Rights Agreement is hereby amended as set forth on Exhibit A attached hereto.

     7. Except as otherwise provided herein, the terms of the Registration Rights Agreement shall remain in full force and effect.



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

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Amendment as of the date first written above.


                                 NAL FINANCIAL GROUP INC.


                                 By: /s/ Robert R. Bartolini
                                     ---------------------------------------
                                      Name: Robert R. Bartolini
                                            --------------------------------
                                      Title: Chairman & CEO
                                            --------------------------------


                                 GREAT AMERICAN RESERVE
                                 INSURANCE COMPANY


                                 By: /s/ Donald F. Gangaware
                                     ---------------------------------------
                                      Name: Donald F. Gangaware
                                            --------------------------------
                                      Title: President
                                             -------------------------------


                                 BENEFICIAL STANDARD LIFE INSURANCE
                                 COMPANY


                                 By: /s/ Rollin M. Dick
                                     -----------------------------------------
                                      Name: Rollin M. Dick
                                            ----------------------------------
                                      Title: Executive Vice President and
                                             Chief Financial Officer
                                            ----------------------------------


                                 CIHC, INCORPORATED



                                 By: /s/ David A. Hill
                                     -----------------------------------------
                                      Name: David A. Hill
                                            ----------------------------------
                                      Title: Vice President
                                             ---------------------------------


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

                                    EXHIBIT A

                                NOTICE SCHEDULE:



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